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                                                                    EXHIBIT 11.4

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)


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                                                                YTD ENDED JUNE 13, 1996
                                                        --------------------------------------
                                                         NUMBER         PERCENT     EQUIVALENT
                                                        OF SHARES     OUTSTANDING     SHARES
                                                        ---------     -----------     ------
COMMON STOCK
   From Founders' Stock                                  2,300,000       100.00%     2,300,000
   Stock Options Exercised                                 537,414        99.47%       534,581
   Preferred Stock Converted to Common Stock            15,310,943       100.00%    15,310,943
   1994 Common Stock Offerings                          11,242,857       100.00%    11,242,857
   1995 Common Stock Offerings                           4,323,874       100.00%     4,323,874

                                                        ----------                 -----------
                                                        33,715,088                  33,712,255

Adjustments to outstanding shares:
   Add Exercises for 6/13/95 - 6/13/96 at 100%                            2,833
   Add Shares Issuable upon Exchange of Shares in
       PageMart Canada Holding                                          714,286
   Add Weighted Average Grants Issued 6/13/95 -
       6/13/96                                                          261,869
                                                                        -------
Total adjustments to outstanding shares:                                978,988

                                                                                   -----------
Weighted Average Shares Outstanding (as adjusted) at 6/13/96                        34,691,243

6/13/96 Shares Weighted at 165 days                                                 15,639,495

                                                           JUNE 14 THROUGH DECEMBER 31, 1996
                                                      --------------------------------------------
                                                          NUMBER        PERCENT       EQUIVALENT
                                                         OF SHARES    OUTSTANDING       SHARES
                                                         ---------    -----------       ------
COMMON STOCK
   From Founders' Stock                                  2,300,000       100.00%      2,300,000
   Stock Options Exercised                                 595,983        93.82%        559,154
   Preferred Stock Converted to Common Stock            15,310,943       100.00%     15,310,943
   1994 Common Stock Offerings                          11,242,857       100.00%     11,242,857
   1995 Common Stock Offerings                           4,323,874       100.00%      4,323,874
   1996 Common Stock Offering                            6,000,000       100.00%      6,000,000
   Employee Stock Purchase Plan Shares Issued               31,275         0.50%            156
                                                        ----------                  -----------
                                                        39,804,932                   39,736,984

Weighted Average Shares Outstanding at 12/31/96                                      39,736,984

12/31/96 Shares Weighted at 201 days                                                 21,822,770

WEIGHTED AVERAGE OF SHARES OUTSTANDING at 6/13/96 and 12/31/96                       37,462,265

NET LOSS                                                                           ($48,598,000)

NET LOSS PER SHARE                                                                       ($1.30)
                                                                                    ===========

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